UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2016

MIDWEST ENERGY EMISSIONS CORP.

(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

670 D Enterprise Drive Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2016, Midwest Energy Emissions Corp., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”) pursuant to which the Company has agreed to sell an aggregate of 11,214,968 shares of its common stock at a price of $1.20 per share (the “Private Placement”) to the Investors for gross proceeds to the Company of $13,457,961.60. The closing of the Private Placement is subject to certain customary closing conditions and is anticipated to close on or about November 18, 2016.

The Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission (the “SEC”) covering all shares of common stock sold in the Private Placement within 35 days of the closing of the Private Placement and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its commercially reasonable efforts to have the registration statement declared effective within 60 days of the closing of the Private Placement if the registration statement is not subject to review by the SEC or 120 days after such closing if the registration statement is subject to review by the SEC (the “Effectiveness Date”). The Company is obligated to pay to each investor damages in common stock equal to 1.0% per month of the aggregate number of shares of common stock purchased by each such investor every 30 day period up to a maximum of 10.0%, (i) following the Effectiveness Date that the registration statement has not been declared effective; and (ii) as otherwise set forth in the Registration Rights Agreement.

Oppenheimer & Co. Inc. (“Oppenheimer”) has acted as the lead placement agent in the Private Placement and Feltl and Company has acted as co-placement agent in the Private Placement in consideration for which they will receive an aggregate cash fee of 8.0% of the gross proceeds. Oppenheimer will also receive 100,000 shares of the Company’s common stock as part of its fee.

The shares are being issued pursuant to the exemption from the registration requirements of the Securities Act 1933, as amended (the “1933 Act”), provided under Section 4(a)(2) thereof and pursuant to Rule 506 of Regulation D only to “accredited investors” (as defined under Rule 501(a) of the 1933 Act) based in part on the representations and warranties of the Investors.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

The foregoing summary of certain provisions of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the actual documents, copies of which are filed as Exhibits10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 8.01 Other Events.

On November 15, 2016, the Company issued a press release with respect to the information set forth in Item 1.01. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Form of Stock Purchase Agreement
10.2*	Form of Registration Rights Agreement
99.1*	Press Release dated November 15, 2016

_______________

*   Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: November 15, 2016	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer

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